OTHER FINANCIAL INFORMATION

(Unaudited)

BUSINESS SEGMENT INFORMATION                                       EXHIBIT 99

(In Thousands of Dollars)


                                    QUARTER ENDED      FOUR QUARTERS ENDED
                                  ------------------   --------------------
                                  MARCH 31  MARCH 26   MARCH 31    MARCH 26
                                    1996      1995       1996        1995
                                  --------  --------   --------    --------
   OPERATING REVENUE
   Newspapers                     $570,756  $537,133  $2,283,805  $2,170,185
   Business Information Services   126,905   137,466     491,091     522,512
                                  --------  --------  ----------  ----------
                                  $697,661  $674,599  $2,774,896  $2,692,697
                                  ========  ========  ==========  ==========

   OPERATING INCOME
   Newspapers                     $ 61,246  $ 77,729  $  264,663  $  360,499
   Business Information Services       973     6,684       6,311      22,257
   Corporate                       (11,607)  (13,406)    (51,085)    (45,298)
                                  --------  --------  ----------  ----------
                                  $ 50,612  $ 71,007  $  219,889  $  337,458
                                  ========  ========  ==========  ==========

   DEPRECIATION & AMORTIZATION
   Newspapers                     $ 28,276  $ 23,665  $  100,662  $   94,651
   Business Information Services    13,664    13,415      53,120      53,347
   Corporate                           937       532       3,095       1,795
                                  --------  --------  ----------  ----------
                                  $ 42,877  $ 37,612  $  156,877  $  149,793
                                  ========  ========  ==========  ==========



KNIGHT-RIDDER SHARE TRADING
(As quoted by Knight-Ridder Financial Services)

                  1996 First Quarter                                           1995 First Quarter
- -----------------------------------------------                --------------------------------------------------
Volume Per Day    High        Low        Close                 Volume Per Day       High       Low        Close
   161,416       72 1/8      59 3/4      68 1/8                    152,485         56 1/8      50 1/4      55 7/8


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